SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DC BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	20-1892264
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9500 W. 49th Street, Suite D-106
Wheat Ridge, CO 80033
(866) 432-2726

(Address of principal executive offices) (Zip Code)

Name of each exchange on which each
Title of each class to be so registered:	class is to be registered:

Common Stock, $.001 Par Value

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-166714

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $.001 Par Value

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

DC Brands International, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Securities” in Registrant’s Registration Statement on Form S-1 (File No. 333-166714), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2010, as amended (the “Registration Statement”).

ITEM 2. EXHIBITS

A.	CERTIFICATE OF INCORPORATION (FILED AS EXHIBIT 3.1 TO THE COMPANY’S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-166714), AS AMENDED (THE “REGISTRATION STATEMENT”), AND INCORPORATED HEREIN BY REFERENCE).
B.	BY-LAWS (FILED AS EXHIBIT 3.2 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).
C.	AMENDMENT TO CERTIFICATE OF INCORPORATION (FILED AS EXHIBIT 3.3 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).
D.	AMENDMENT TO CERTIFICATE OF INCORPORATION (FILED AS EXHIBIT 3.4 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).
E.	AMENDMENT TO CERTIFICATE OF INCORPORATION (FILED AS EXHIBIT 3.5 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).
F.	CERTIFICATE OF DESIGNATIONS (FILED AS EXHIBIT 3.6 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).
G.	AMENDMENT TO CERTIFICATE OF INCORPORATION (FILED AS EXHIBIT 3.7 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).
CERTIFICATE OF CORRECTION TO CERTIFICATE OF DESIGNATIONS (FILED AS EXHIBIT 3.8 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 13, 2010

DC BRANDS INTERNATIONAL, INC.

/s/ Richard Pearce
Richard Pearce, Chief Executive Officer